Exhibit (a)(18)
MATERIAL INCOME TAX CONSEQUENCES FOR ELIGIBLE OPTIONEES SUBJECT TO
TAXATION OUTSIDE THE UNITED STATES

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT TO TAXATION IN FRANCE
The following is a general summary of the income tax consequences under current law applicable to the cancellation of tendered Eligible Options and the grant of New Options in replacement and the grant of RSUs for those individuals who are subject to taxation in France. This summary is only intended to alert you to some of the material tax consequences you may want to consider in making your decision about the Offer. It does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to apply to all option holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis. Because you are also subject to taxation in the United States, you may have additional or different tax consequences from those described below.
We recommend that you consult with your tax advisor with respect to the tax consequences of your particular participation in the Offer, as the tax consequences to you depend on your individual tax situation.
Acceptance of Offer. If you tender your Eligible Option, you should not recognize taxable income at the time of your tender.
Cancellation and Grant of New Options. The cancellation of a tendered Eligible Option and the grant of a New Option in replacement should not be a taxable event.
Option Exercise. When you exercise your New Option, you will recognize taxable income in an amount equal to the difference between the fair market value of the purchased shares on the exercise date and the exercise price paid for those shares. Finisar will withhold all applicable social taxes with respect to such income. You must directly pay the income taxes with respect to this income.
RSUs. You should not recognize taxable income upon the grant of the RSUs. You will recognize taxable income when the shares underlying the RSUs are issued to you in an amount equal to the fair market value of the shares on the issuance date. Finisar will withhold all applicable social taxes with respect to such income. You must directly pay the income taxes with respect to this income.
Sale of Acquired Shares. The subsequent sale of the acquired shares may result in taxable capital gain.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT TO
TAXATION IN PEOPLE’S REPUBLIC OF CHINA
The following is a general summary of the income tax consequences under current law applicable to the cancellation of tendered Eligible Options and the grant of New Options in replacement and the grant of RSUs for those individuals who are subject to taxation in the People’s Republic of China. This summary is only intended to alert you to some of the material tax consequences you may want to consider in making your decision about the Offer. It does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to apply to all option holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis. Because you are also subject to taxation in the United States, you may have additional or different tax consequences from those described below.
We recommend that you consult with your tax advisor with respect to the tax consequences of your particular participation in the Offer, as the tax consequences to you depend on your individual tax situation.
Acceptance of Offer. If you tender your Eligible Option, you should not recognize taxable income at the time of your tender.
Cancellation and Grant of New Options. It is not clear whether the cancellation of a tendered Eligible Option and the grant of a New Option in replacement will be a taxable event.
Option Exercise. When you exercise your New Option, you will recognize taxable income in an amount equal to the difference between the fair market value of the purchased shares on the exercise date and the exercise price paid for those shares. Finisar will withhold all applicable income and social taxes with respect to such income.
RSUs. You should not recognize taxable income upon the grant of the RSUs. You will recognize taxable income when the shares underlying the RSUs are issued to you in an amount equal to the fair market value of the shares on the issuance date. Finisar will withhold all applicable income and social taxes with respect to such income.
Sale of Acquired Shares. The subsequent sale of the acquired shares may result in taxable capital gain.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT TO
TAXATION IN SINGAPORE
The following is a general summary of the income tax consequences under current law applicable to the cancellation of tendered Eligible Options and the grant of New Options in replacement and the grant of RSUs for those individuals who are subject to taxation in Singapore. This summary is only intended to alert you to some of the material tax consequences you may want to consider in making your decision about the Offer. It does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to apply to all option holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis. Because you are also subject to taxation in the United States, you may have additional or different tax consequences from those described below.
We recommend that you consult with your tax advisor with respect to the tax consequences of your particular participation in the Offer, as the tax consequences to you depend on your individual tax situation.
Acceptance of Offer. If you tender your Eligible Option, you should not recognize taxable income at the time of your tender.
Cancellation and Grant of New Options. It is unlikely that the cancellation of a tendered Eligible Option and the grant of a New Option in replacement will be a taxable event.
Option Exercise. When you exercise your New Option, you will recognize taxable income in an amount equal to the difference between the fair market value of the purchased shares on the exercise date and the exercise price paid for those shares. Finisar will report the income but will not withhold any income or social security taxes with respect to such income. You must directly pay all applicable taxes.
RSUs. You should not recognize taxable income upon the grant of the RSUs. You will recognize taxable income when the shares underlying the RSUs are issued to you in an amount equal to the fair market value of the shares on the issuance date. Finisar will report the income but will not withhold any income or social security taxes with respect to such income. You must directly pay all applicable taxes.
Sale of Acquired Shares. You should not be subject to tax on the subsequent sale of the acquired shares.

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